UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2009 (July 27, 2009)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 27, 2009, Georgia Gulf Corporation (the “Company”) entered into a ninth amendment (the “Credit Facility Amendment”) to its senior secured credit facility (the “Senior Secured Credit Facility”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent.  The material terms of the Credit Facility Amendment became effective on July 29, 2009.  A description of the terms contained in the Credit Facility Amendment is set forth below.

Under the Credit Facility Amendment, the Company’s per annum margins to be used in the calculation of interest rates and certain fees were replaced with the margins and fees set forth in the following table:

Commitment Fees	Eurodollar Rate Loans and Letter of Credit Fees	Bankers Acceptance Advances	Base Rate Loans
1.0%	7.0%	7.0%	6.0%

In addition, the Credit Facility Amendment provides that the applicable interest rate for base rate loans will not be less than the Eurodollar Rate for an interest period of one month plus 1.0%.

Prior thereto, such applicable per annum margins and fees were 1.0% for commitment fees, 6.5% for Eurodollar rate loans and letter of credit fees, 6.5% for bankers acceptance advances and 5.5% for base rate loans.

As a condition to the effectiveness of the Credit Facility Amendment, the Company paid a fee of 0.50% of the commitments (after giving effect to the reduction in commitments described below) and term loans outstanding to all consenting lenders.

The Credit Facility Amendment eliminated the existing minimum EBITDA covenant, and the leverage ratios and interest coverage ratios mandated by the Senior Secured Credit Facility were amended as indicated for the following periods (new vs. (existing)):

Maximum Leverage Ratios

•   2009:  Q2 10.30x (10.30x); Q3 4.80x (9.25x); Q4 5.55x (8.75x)

•   2010:  Q1 6.45x (3.50x) Q2 5.55x (3.50x); Q3 5.10x (3.50x); Q4 4.75x (3.50x)

•   2011:  Q1 5.15x (3.50x) Q2 4.85x (3.50x); Q3 4.60x (3.50x); Q4 and thereafter 3.50x (3.50x)

Minimum Interest Coverage Ratios

•   2009:  Q2 1.00x (1.0x); Q3 2.00x (1.10x); Q4 1.65x (1.15x)

•   2010:  Q1 1.50x (3.00x); Q2 1.65x (3.00x); Q3 1.70x (3.00x); Q4 1.75x (3.00x)

•   2011:  Q1 1.85x (3.00x); Q2 1.90x (3.00x); Q3 2.00x (3.00x); Q4 and thereafter 3.00x (3.00x)

Under the Credit Facility Amendment, the capital expenditure limitation set forth in the Senior Secured Credit Facility was decreased from $55.0 million to $45.0 million, in 2010, from $135.0 million to $50.0 million, in 2011, and from $135.0 million to $50.0 million per annum thereafter and the maximum quarterly cumulative permitted capital expenditures for each of the three remaining quarters ending March 31, 2010 was eliminated.

In addition, the Credit Facility Amendment added a new minimum fixed charge coverage ratio and maximum senior secured leverage ratio as follows:

Minimum Fixed Charge

Coverage Ratio

(for quarters ended)

September 30, 2009	1.20:1.0
December 31, 2009	1.10:1.0
March 31, 2010	0.90:1.0
June 30, 2010	1.00:1.0
September 30, 2010	1.00:1.0
December 31, 2010	1.00:1.0
March 31, 2011	1.05:1.0
June 30, 2011	1.05:1.0
September 30, 2011	1.05:1.0
December 31, 2011 and thereafter	2:00:1.0

Maximum Senior Secured Leverage Ratio

(as of dates indicated)

September 30, 2009	4.50:1.0
December 31, 2009	5.20:1.0
March 31, 2010	6.10:1.0
June 30, 2010	5.20:1.0
September 30, 2010	4.75:1.0
December 31, 2010	4.45:1.0
March 31, 2011	4.80:1.0
June 30, 2011	4.55:1.0
September 30, 2011	4.30:1.0
December 31, 2011 and thereafter	2:50:1.0

In addition to the capital expenditure baskets described above, the Credit Facility Amendment allows the Company to use 50% of the first $45 million of net cash proceeds from asset dispositions to make additional capital expenditures.  Such incremental capital expenditure allowances are subject to certain annual amount limitations and minimum EBITDA requirements.

For purposes of calculating the fixed charge coverage ratio, the Credit Facility Amendment defines fixed charges as the sum of cash interest charges (other than interest charges associated with the Company’s asset securitization facility) plus scheduled principal payments (other than scheduled principal payments associated with the asset securitization facility) plus restricted payments.

For purposes of calculating the maximum senior secured leverage ratio, the Credit Facility Amendment defines senior secured indebtedness as the Company’s consolidated funded indebtedness other than unsecured indebtedness and other than indebtedness associated with the Company’s asset securitization facility.

For purposes of calculating the interest coverage ratio and the fixed charge ratio, the Credit Facility Amendment allows the Company to give pro forma effect to the cancellation of debt resulting from consummation of the private exchange offers as if such cancellation of debt had occurred on October 1, 2008, as well as the $17,000,000 repayment of the Gallman, Mississippi industrial development bond debt, as if such repayment had occurred on June 30, 2008.

The Credit Facility Amendment provides the Company with the ability to cure financial covenant defaults with respect to the fiscal quarters ending September 30, 2009, December 31, 2009 and/or March 31, 2010 through the issuance of up to an aggregate amount of $10 million of new equity or subordinated, unsecured, payable-in-kind indebtedness.  The net cash proceeds of any such issuance will be treated as additional EBITDA for the relevant period for purposes of curing any such financial covenant default.

In addition to the foregoing cure rights, the Credit Facility Amendment also allows the Company, as an additional cure right, to issue new subordinated, unsecured, payable-in-kind indebtedness in minimum increments of $5 million, the proceeds of which are to be used to prepay loans under the Senior Secured Credit Facility, with such prepayments being deemed to have been made on the first day of the relevant period for purposes of calculating the financial covenants.  Prepayments under this provision are required to be made within 15 days after delivery of financial statements for the relevant fiscal quarter.

The Credit Facility Amendment also permits the Company to issue additional subordinated, unsecured, payable-in-kind indebtedness in minimum increments of $5 million provided that the proceeds of such indebtedness are used to prepay the loans under the Company’s Senior Secured Credit Facility.

The Credit Facility Amendment replaces the $75 million minimum revolver availability requirement with a permanent $75 million reduction in the aggregate revolving commitments.

On July 27, 2009, the Company entered into an amendment to its asset securitization agreement (the “Securitization Amendment”) pursuant to which the financial and other covenants and provisions contained in the asset securitization agreement were amended to conform such provisions to similar provisions under the Senior Secured Credit Facility, as amended by the Credit Facility Amendment.  The material terms of the Securitization Amendment became effective on July 29, 2009.

Certain of the lenders under the Senior Secured Credit Facility, and their affiliates, have pre-existing relationships with the Company, including the performance of investment banking, commercial banking and advisory services for the Company, from time to time, for which such lenders have received customary fees and expenses.

Item 8.01               Other Events.

On July 27, 2009, the Company announced its acceptance, and the results of, its private offers to exchange its outstanding 7.125% Senior Notes due 2013, 9.5% Senior Notes due 2014, and 10.75% Senior Subordinated Notes due 2016, all as more fully described in the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference herein.

On July 27, 2009, the Company also announced the Credit Facility Amendment in the press release attached hereto as Exhibit 99.2, which is hereby incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

99.1	Press Release dated July 27, 2009, regarding the exchange offers.

99.2	Press Release dated July 27, 2009, regarding the amendment to the senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

Date:  July 30, 2009